EXHIBIT 10.1

EXECUTION COPY

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated as of the 30th day of April, 2013 (the “Assignment”), is entered into by and among Redwood Residential Acquisition Corporation (the “Assignor” and, solely in its capacity as servicing administrator described herein, the “Servicing Administrator”), Sequoia Residential Funding, Inc. (the “Depositor”), Cenlar FSB, as the servicer (the “Servicer”), and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, a federal savings bank, not in its individual capacity but solely as trustee (in such capacity, the “Trustee” and as referred to herein, the “Assignee”) under a Pooling and Servicing Agreement dated as of April 1, 2013 (the “Pooling and Servicing Agreement”) among the Depositor, the Assignee and Wells Fargo Bank, N.A., as master servicer and securities administrator.

RECITALS

WHEREAS, the Assignor and the Servicer have entered into a certain Flow Mortgage Loan Servicing Agreement, dated as of August 1, 2011, as amended by the Amendment No. 1 to Flow Mortgage Loan Servicing Agreement dated November 3, 2011, and hereby (the “Flow Servicing Agreement”), and the Servicer is currently servicing certain mortgage loans (the “Mortgage Loans”) under the Flow Servicing Agreement; and

WHEREAS, the Assignor will sell the Mortgage Loans (the “Specified Mortgage Loans”) that are listed on the mortgage loan schedule attached as Exhibit I hereto (the “Specified Mortgage Loan Schedule”) and its rights under the Flow Servicing Agreement with respect to the Specified Mortgage Loans to the Depositor; and

WHEREAS, the Depositor will sell to the Assignee all of its right, title and interest in the Specified Mortgage Loans and its rights under the Flow Servicing Agreement with respect to the Specified Mortgage Loans; and

WHEREAS, the parties hereto have agreed that the Specified Mortgage Loans shall be subject to the terms of this Assignment.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.	Assignment and Assumption.

(a)          Effective on and as of the date hereof, the Assignor hereby sells, assigns, conveys and transfers to the Depositor all of its right, title and interest in, to and under the Flow Servicing Agreement to the extent relating to the Specified Mortgage Loans, together with its obligations as “Owner” (as such term is defined in the Flow Servicing Agreement) to the extent relating to the Specified Mortgage Loans, and the Depositor hereby accepts such assignment from the Assignor and assumes such obligations.

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(b)          Effective on and as of the date hereof, the Depositor hereby sells, assigns, conveys and transfers to the Assignee all of its right, title and interest in, to and under the Flow Servicing Agreement to the extent relating to the Specified Mortgage Loans, together with its obligations as “Owner” (as such term is defined in the Flow Servicing Agreement) to the extent relating to the Specified Mortgage Loans, the Depositor is released from all obligations under the Flow Servicing Agreement, and the Assignee hereby accepts such assignment from the Depositor.

(c)          Assignee agrees to be bound, as “Owner” (as such term is defined in the Flow Servicing Agreement), by all of the terms, covenants and conditions of the Flow Servicing Agreement relating to the Specified Mortgage Loans, and from and after the date hereof, Assignee assumes for the benefit of each of Assignor, Depositor and Servicer all of Assignor’s obligations as Owner thereunder in respect of the Specified Mortgage Loans, and Assignor is released from such obligations.

2.	Recognition of the Assignee.

From and after the date hereof, subject to Section 3 below, the Servicer shall recognize the Assignee as the holder of the rights and benefits of the Owner with respect to the Specified Mortgage Loans and the Servicer will service the Specified Mortgage Loans for the Assignee as if the Assignee and the Servicer had entered into a separate servicing agreement for the servicing of the Specified Mortgage Loans in the form of the Flow Servicing Agreement with the Assignee as the Owner thereunder, the terms of which Flow Servicing Agreement are incorporated herein by reference and amended hereby. It is the intention of the parties hereto that this Assignment will be a separate and distinct agreement, and the entire agreement, between the parties hereto to the extent of the Specified Mortgage Loans and shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.

3.	Continuing Rights and Responsibilities.

(a) Controlling Holder Rights. The parties hereto agree and acknowledge that Sequoia Mortgage Funding Corporation, an Affiliate of the Depositor, in its capacity as the initial Controlling Holder pursuant to the Pooling and Servicing Agreement, and for so long as it is the Controlling Holder, will assume all of Assignee’s rights and all related responsibilities as Owner under the section of the Flow Servicing Agreement listed below:

Flow Servicing Agreement:

Section	Matter

11.20	Servicer Shall Provide Access and Information as Reasonably Required.

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(b)          Notwithstanding Sections 1 and 2 above, Assignor reserves its rights under, and does not assign to Assignee or Depositor, the ongoing rights to take action and the responsibilities of the Owner under the Sections of the Flow Servicing Agreement listed below:

Flow Servicing Agreement:

Section	Matter

Addendum I	Regulation AB Compliance Addendum

(c)          In addition, the Servicer agrees to furnish to the Assignor as well as to the Master Servicer copies of reports, notices, statements and other communications required to be delivered by the Servicer pursuant to any of the sections of the Flow Servicing Agreement referred to above and under the following sections, at the times therein specified:

Flow Servicing Agreement:

Section

11.09	Transfer of Accounts.

11.16	Statements to the Owner.

Subsection 2.04 of Addendum I	Servicer Compliance Statement.

Subsection 2.05 of Addendum I	Report on Assessment of Compliance and Attestation.

(d)          If there is no Controlling Holder under the Pooling and Servicing Agreement, then all rights and responsibilities assumed by the Controlling Holder pursuant to Section 3(a) shall terminate and revert to Assignee. Assignor will provide thirty (30) days notice to the Servicer of any such termination or a change in the identity of the Controlling Holder of which Assignor has knowledge.

(e)          Redwood Residential Acquisition Corporation, in its capacity as Servicing Administrator under this Assignment, hereby assumes the obligations of the Owner, as assigned to the Assignee, and the obligations of the Servicing Administrator, under the Sections of the Flow Servicing Agreement, as amended by this Assignment, listed below:

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Flow Servicing Agreement:

Section	Matter

Clause (i) of the last paragraph of Section 11.13	Payment by Servicing Administrator for Opinion of Counsel

Last sentence of 11.14, with respect to Servicing Advances only	Payment of Servicing Advances to Servicer

11.17	P&I Advances

11.25(b)	Funding of P& I Advances, including without limitation funding of Prepayment Interest Shortfalls pursuant to the second paragraph of Section 11.15

11.25(c)	Funding of Servicing Advances

14.03	Payment of termination fees to Servicer

As compensation for such assumption of obligations, the Servicing Administrator shall be entitled to receive from payments on the Specified Mortgage Loans the difference, if any, between the Servicing Fee and the servicing compensation otherwise payable to the Servicer under the Flow Servicing Agreement. In addition, the Servicing Administrator shall have all the benefits provided to the Servicing Administrator by Subsection 11.05 of the Flow Servicing Agreement. Any failure of the Servicing Administrator to perform its obligations under this Section 3(e) shall be an additional Event of Default under the Flow Servicing Agreement, entitling the Assignee to terminate both the Servicing Administrator and the Servicer in accordance with the terms of the Flow Servicing Agreement.

(f)          The Servicing Administrator may, with the consent of the Master Servicer, exercise the rights of the Owner set forth in Section 13.01 of the Flow Servicing Agreement to terminate the Servicer following the occurrence of an Event of Default with respect to the Servicer.

(g)          The Servicing Administrator may, with the consent of the Master Servicer, exercise the rights of the Owner set forth in Section 14.03 of the Flow Servicing Agreement to terminate the Servicer without cause and transfer servicing.

(h)          If the Servicing Administrator exercises its right to terminate the Servicer pursuant to the foregoing paragraphs (f) or (g), no termination of the Servicer shall be effective unless the Servicing Administrator shall have appointed a successor Servicer under the Flow Servicing Agreement approved by the Master Servicer.

(i)          No later than March 1 of each year when any Certificates are outstanding, commencing in March 2014, the Servicing Administrator shall provide to the Master Servicer its report on assessment of compliance with applicable servicing criteria specified under Item 1122(d)(2)(iii) of Regulation AB and its compliance statement required under Item 1123 of Regulation AB.

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4.	Amendment to the Flow Servicing Agreement.

The Flow Servicing Agreement is hereby amended as set forth in Appendix A hereto with respect to the Specified Mortgage Loans. The rights and obligations under the Flow Servicing Agreement assigned to the Depositor and the Assignee pursuant to this Agreement shall be under the Flow Servicing Agreement as amended as set forth in Appendix A.

5.	Representations and Warranties.

(a)          Each of the parties hereto represents and warrants that it is duly and legally authorized to enter into this Assignment.

(b)          Each of the parties hereto represents and warrants that this Assignment has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

6.	Continuing Effect.

Except as contemplated hereby, the Flow Servicing Agreement shall remain in full force and effect in accordance with their terms. This Assignment constitutes a Reconstitution Agreement as contemplated in Section 32 of the Flow Servicing Agreement and the Reconstitution Date shall be the date hereof with respect to the Specified Mortgage Loans listed on Exhibit I on the date hereof.

7.	Governing Law.

This Assignment and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of New York, except to the extent preempted by Federal law, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without regard to the conflicts of laws provisions of the State of New York or any other jurisdiction.

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8.	Notices.

Any notices or other communications permitted or required under the Flow Servicing Agreement to be made to the Assignor and Assignee shall be made in accordance with the terms of the Flow Servicing Agreement and shall be sent to the Assignor and Assignee as follows:

Assignor: Redwood Residential Acquisition Corporation

One Belvedere Place, Suite 360

Mill Valley, CA 94941

Attention: William Moliski

Assignee: Christiana Trust, a division of Wilmington Savings Fund Society, FSB

500 Delaware Avenue, 11th Floor

Wilmington, Delaware, 19801

Attention: Corporate Trust – Sequoia Mortgage Trust 2013-6

or to such other address as may hereafter be furnished by the Assignor or Assignee to the other parties in accordance with the provisions of the Flow Servicing Agreement.

9.	Counterparts.

This Assignment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

10.	Definitions.

Any capitalized term used but not defined in this Assignment has the same meaning as in the Flow Servicing Agreement.

11.	Trustee.

It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed by the Trustee (i) this Agreement is executed and delivered by Christiana Trust, a division of Wilmington Savings Fund Society, FSB (“Christiana Trust”) not in its individual capacity but solely as Trustee on behalf of the trust created by the Pooling and Servicing Agreement referred to herein (the “Trust”) in the exercise of the powers and authority conferred upon and vested in it, and as directed in the Pooling and Servicing Agreement, (ii) each of the undertakings and agreements herein made on behalf of the Trust is made and intended not as a personal undertaking or agreement of or by Christiana Trust but is made and intended for purposes of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of Christiana Trust, individually or personally, to perform any covenant either express or implied in this Agreement, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (iv) under no circumstances shall Christiana Trust in its individual capacity or in its capacity as Trustee be personally liable for the payment of any indebtedness, amounts or expenses owed by the Purchaser under the Flow Servicing Agreement (such indebtedness, expenses and other amounts being payable solely from and to the extent of funds of the Trust) or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made under this Agreement or any other related documents.

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12.	Master Servicer.

The Servicer hereby acknowledges that Wells Fargo Bank, N.A. (the “Master Servicer”) will act as master servicer and securities administrator under the Pooling and Servicing Agreement and hereby agrees to treat all inquiries, instructions, authorizations and other communications from the Master Servicer as if the same had been received from the Assignee. The Master Servicer, acting on behalf of the Assignee, shall have the rights of the Assignee as the Owner under the Flow Servicing Agreement, including, without limitation, the right to enforce the obligations of the Servicer and the Servicing Administrator thereunder. Any notices or other communications permitted or required under the Flow Servicing Agreement to be made to the Assignee shall be made in accordance with the terms of the Flow Servicing Agreement and shall be sent to the Master Servicer at the following address:

Wells Fargo Bank, N. A.

P.O. Box 98

Columbia, Maryland 21046

(or, for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045)

Attention: Sequoia Mortgage Trust 2013-6

or to such other address as may hereafter be furnished by the Master Servicer to Servicer. Any such notices or other communications permitted or required under the Flow Servicing Agreement may be delivered in electronic format unless manual signature is required in which case a hard copy of such report or communication shall be required.

The Servicer shall make all distributions under the Flow Servicing Agreement, as they relate to the Specified Mortgage Loans, to the Master Servicer by wire transfer of immediately funds to:

Wells Fargo Bank, N.A.

San Francisco, California

ABA# 121-000-248

Account #3970771416

Account Name: SAS Clearing

FFC: Account #39227100, Sequoia Mortgage Trust 2013-6

Distribution Account

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13.	Rule 17g-5 Compliance.

The Servicer hereby agrees that it shall provide information with respect to the servicing of the Mortgage Loans by the Servicer requested by any Rating Agency or nationally recognized statistical rating organization (“NRSRO”) to the Securities Administrator, as the initial Rule 17g-5 Information Provider (the “Rule 17g-5 Information Provider”), via electronic mail at rmbs17g5informationprovider@wellsfargo.com, with a subject reference of “SEMT 2013-6” and an identification of the type of information being provided in the body of such electronic mail. The Rule 17g-5 Information Provider shall notify the Servicer in writing of any change in the identity or contact information of the Rule 17g-5 Information Provider. The Servicer shall have no liability for (i) the Rule 17g-5 Information Provider’s failure to post information provided by it in accordance with the terms of this Assignment or (ii) any malfunction or disabling of the website maintained by the Rule 17g-5 Information Provider. None of the foregoing restrictions in this Section 13 prohibit or restrict oral or written communications, or providing information, between the Servicer, on the one hand, and any Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Servicer, (ii) such Rating Agency’s or NRSRO’s approval of the Servicer as a residential mortgage master, special or primary servicer, or (iii) such Rating Agency’s or NRSRO’s evaluation of the Servicer’s servicing operations in general; provided, however, that the Servicer shall not provide any information relating to the Mortgage Loans to such Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless: (x) borrower, property or deal specific identifiers are redacted; or (y) such information has already been provided to the Rule 17g-5 Information Provider.

14.	Successors and Assigns.

Upon a transfer of the Specified Mortgage Loans by the Assignee (other than in respect of repurchases by a seller pursuant to the related purchase agreement) to a buyer (“buyer”), such transfer shall constitute a Reconstitution subject to the terms of Section 32 of the Flow Servicing Agreement. Upon the closing of such transfer, the rights and obligations of Owner held by the Assignor pursuant to this Assignment shall automatically terminate and the buyer shall possess all of the rights and obligations of Owner under the Flow Servicing Agreement, provided, however, that the Assignor shall remain liable for any obligations held by it as Owner arising from or attributable to the period from the date hereof to the closing date of such transfer.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment the day and year first above written.

ASSIGNOR:

REDWOOD RESIDENTIAL ACQUISITION CORPORATION

By:	/s/ W.J. Moliski

Name:	W.J. Moliski

Title:	Authorized Officer

DEPOSITOR:

SEQUOIA RESIDENTIAL FUNDING, INC.

By:	/s/ W.J. Moliski

Name:	W.J. Moliski

Title:	Authorized Officer

ASSIGNEE:

Christiana Trust, a division of Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Trustee

By:	/s/ Jeffrey R. Everhart

Name:	Jeffrey R. Everhart

Title:	Assistant Vice President

SERVICER:

CENLAR FSB

By:	/s/ D. James Daras

Name:	D. James Daras

Title:	Executive Vice President

[Signatures continue on following page]

[SEMT 2013-6 Cenlar AAR Signature Page]

SERVICING ADMINISTRATOR:

REDWOOD RESIDENTIAL ACQUISITION CORPORATION

By:	/s/ W.J. Moliski

Name:	W.J. Moliski

Title:	Authorized Officer

Accepted and agreed to by:

MASTER SERVICER:

WELLS FARGO BANK, N.A.

By:	/s/ Graham M. Oglesby

Name:	Graham M. Oglesby

Title:	Vice President

[SEMT 2013-6 Cenlar AAR Signature Page]

EXHIBIT I

Refer to Schedule A

to Exhibit 4.1.

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APPENDIX A

MODIFICATIONS TO THE FLOW SERVICING AGREEMENT

1.            The definition of “Assumed Principal Balance” in Section 1 is revised to read in its entirety as follows:

“Assumed Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan outstanding as of the Cut-off Date after application of payments due on or before the Cut-off Date, whether or not received, minus (ii) all amounts previously distributed to the Owner with respect to the Mortgage Loan pursuant to Subsection 11.15 and representing (a) payments or other recoveries of principal or (b) advances of scheduled principal payments made pursuant to Subsection 11.17.”

2.            The definition of “Business Day” in Section 1 is revised to read in its entirety as follows:

“Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the State of New York, the State of New Jersey, the State of California, the State of Delaware, the State of Maryland or the State of Minnesota, or (iii) a day on which banks in the State of New York, the State of New Jersey, the State of California, the State of Delaware, the State of Maryland or the State of Minnesota are authorized or obligated by law or executive order to be closed.”

3.            The definition of “Closing Date” in Section 1 is revised to read in its entirety as follows:

“Closing Date: April 30, 2013, except with respect to Section 3 and the Servicer Acknowledgement(s).”

4.            The definition of “Cut-off Date” in Section 1 is revised to read in its entirety as follows:

“Cut-off Date: April 1, 2013, except with respect to the Servicer Acknowledgement(s).”

5.            The definition of “Eligible Account” in Section 1 is revised to read in its entirety as follows:

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“Eligible Account: Any account or accounts maintained with a federal or state chartered depository institution or trust company the debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) satisfy each of the following criteria: (1) the short-term unsecured debt obligations of such entity are rated in the highest rating category of Fitch Ratings, Inc. (“Fitch”) and Standard & Poor’s Ratings Services (“S&P”) and the long-term unsecured debt obligations of such entity are rated in one of the two highest rating categories of Fitch and S&P and (2) if the unsecured debt obligations of such entity are rated by Kroll Bond Rating Agency, Inc. (“KBRA”), then the short-term unsecured debt obligations of such entity are rated in the highest rating category of KBRA and the long-term unsecured debt obligations of such entity are rated in one of the three highest rating categories of KBRA. If the ratings no longer satisfy each of these criteria, the funds on deposit therewith in connection with this transaction shall be transferred to an Eligible Account within 30 days of such downgrade. Eligible Accounts may bear interest.

6.            The definition of “Eligible Investments” in Section 1 is revised to read in its entirety as follows:

Eligible Investments: Any one or more of the following obligations or securities:

(i)          direct obligations of, and obligations fully guaranteed by the United States of America which are backed by the full faith and credit of the United States of America;

(ii)         (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in the highest rating category by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, short-term obligations with a maturity of at least 60 days are rated “A-1+” by S&P) and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(iii)        repurchase obligations with a term not to exceed thirty (30) days and with respect to (a) any security described in clause (i)  above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

(iv)        securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in the highest rating category by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, short-term obligations with a maturity of at least 60 days are rated “A-1+” by S&P), in each case at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Eligible Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Eligible Investments;

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(v)         commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in the highest rating category by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, short-term obligations with a maturity of at least 60 days are rated “A-1+” by S&P), in each case at the time of such investment; and

(vi)        any money market funds rated in one of the two highest rating categories by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, with respect to S&P, shares of a money market fund are rated “AAAm”);

provided, however, that no instrument or security shall be an Eligible Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

7.            The definition of “First Remittance Date” in Section 1 is revised to read in its entirety as follows:

“First Remittance Date: May 20, 2013.”

8.            A new definition of “MERS Event” is hereby added to Section 1, to be inserted alphabetically and to read in its entirety as follows:

“MERS Event: The occurrence of any of the following events:

(i)          a Monthly Payment on a MERS Mortgage Loan has not been received within 60 days of its Due Date;

(ii)         a court of competent jurisdiction in a particular state rules that MERS is not an appropriate, permissible or authorized system for transferring ownership of Mortgage Loans in that state; or

(iii)        (A) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against MERS, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or (B) MERS shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to MERS or of or relating to all or substantially all of its property; or (C) MERS shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

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With respect to the event described in clause (ii), a MERS Event will be deemed to have occurred with respect to all Mortgage Loans in the related state, and with respect to any of the events described in clause (iii), a MERS Event will be deemed to have occurred with respect to all of the Mortgage Loans.”

9.          The definition of “Principal Prepayment Period” in Section 1 is revised to read in its entirety as follows:

“Principal Prepayment Period: As to any Remittance Date and any partial Principal Prepayment, the calendar month preceding the calendar month in which such Remittance Date occurs. As to any Remittance Date and any Principal Prepayment in full, the period commencing on the 15th day of the month preceding the month in which such Remittance Date occurs through the 14th day of the month in which such Remittance Date occurs; provided that, with respect to the May 2013 Remittance Date Principal Prepayment in full, the Principal Prepayment Period shall be the period beginning on April 1, 2013 through May 14, 2013.”

10.         The definition of “Remittance Date” in Section 1 is revised to read in its entirety as follows:

“Remittance Date: The 20th day (or if such 20th day is not a Business Day the first Business Day immediately preceding such 20th day) of any month, beginning with the First Remittance Date.”

11.         A new definition of “Servicing Administrator” is hereby added to Section 1, to be inserted alphabetically and to read in its entirety as follows:

“Servicing Administrator: Redwood Residential Acquisition Corporation or its successor in interest.”

12.         Owner Representation Correction

In the first sentence of Subsection 7.02(a), the phrase “federal savings bank” is replaced by the phrase “Delaware corporation” and the term “United States” is replaced by the term “Delaware”.

13.         Subsection 11.01(e), first sentence is revised to read in its entirety as follows:

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“Consistent with the terms of this Agreement, and subject to the REMIC Provisions if the Mortgage Loans have been transferred to a REMIC, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor; provided, however, that the Servicer shall not enter into any payment plan or agreement to modify payments with a Mortgagor lasting more than six (6) months or permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, the Lifetime Rate Cap (if applicable), the Initial Rate Cap (if applicable), the Periodic Rate Cap (if applicable) or the Gross Margin (if applicable), agree to the capitalization of arrearages, including interest, fees or expenses owed under the Mortgage Loan, make any future advances or extend the final maturity date with respect to such Mortgage Loan (provided that the Servicer shall in no event extend the final maturity date past May 25, 2043 or, if such 25th day is not a Business Day, the next succeeding Business Day), or accept substitute or additional collateral or release any collateral for such Mortgage Loan, unless (1) the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent, (2) the modification is in accordance with the customary procedures of the Servicer, which may change from time to time, or industry-accepted programs, and (3) the Owner has approved such action.”

14.         Subsection 11.03, third sentence is revised to read in its entirety as follows:

“Mortgage Loan payments received by the Servicer will be deposited into a clearing account that is insured by the FDIC on the same day of receipt, unless such payments are received after 4:00 p.m. New York time, in which case such payments will be deposited on the following Business Day.”

15.         Subsection 11.04, first sentence of the first paragraph is revised to read in its entirety as follows:

“The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collectively, the “Custodial Account”), titled “Christiana Trust, a division of Wilmington Savings Fund Society, FSB, in trust for the holders of Sequoia Mortgage Trust 2013-6 Mortgage Pass-Through Certificates.”

16.         Subsection 11.04, subclause (f) of the second paragraph is revised to read in its entirety as follows:

“(f)          any amount required to be deposited in the Custodial Account pursuant to Subsections 11.15, 11.17, 11.19 and 11.25.”

17.         Notwithstanding anything to the contrary in the Flow Servicing Agreement, any Custodial Accounts established by the Servicer pursuant to Subsection 11.04 of the Flow Servicing Agreement shall qualify as Eligible Accounts as defined in the Pooling and Servicing Agreement.

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18.         Paragraphs (b), (c), (d) and (f) of Subsection 11.05 are revised to read in their entirety as follows, and paragraph (j) is added after paragraph (i) of Subsection 11.05 as follows:

(b)          to reimburse the Servicing Administrator for P&I Advances, the Servicing Administrator’s right to reimbursement pursuant to this subclause (b) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicing Administrator’s right thereto shall be prior to the rights of the Owner with respect to such Mortgage Loan;

(c)          to reimburse itself or the Servicing Administrator for any unpaid portion of any Servicing Fees and for unreimbursed Servicing Advances made by the Servicer or the Servicing Administrator, the Servicer’s right to reimburse itself or the Servicing Administrator pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the rights of the Servicer and Servicing Administrator thereto shall be prior to the rights of the Owner unless the Servicing Administrator is required to pay the Prepayment Interest Shortfall pursuant to Subsection 11.15, in which case the Servicing Administrator’s right to such reimbursement shall be subsequent to the payment to the Owner of such shortfall;

(d)          to reimburse itself or the Servicing Administrator for unreimbursed Servicing Advances, to the extent that such amounts are nonrecoverable (as certified by the Servicer or the Servicing Administrator, as applicable, to the Owner in an Officer’s Certificate) by the Servicer or the Servicing Administrator, as applicable, pursuant to subclause (c) above;

. . .

(f)          to reimburse the Servicing Administrator for unreimbursed P&I Advances, to the extent that such amounts are nonrecoverable (as certified by the Servicing Administrator to the Owner in an Officer’s Certificate) by the Servicing Administrator pursuant to subclause (b) above;

. . .

(j)          to reimburse itself or the Servicing Administrator for P&I Advances and Servicing Advances that were added to the outstanding principal balance of a Mortgage Loan in connection with a modification of such Mortgage Loan to capitalize arrearages; provided, that the Servicer and the Servicing Administrator shall be entitled to be reimbursed for these amounts only from the principal collections on the Mortgage Loans;

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19.         Amendments to Subsection 11.13

(a)          Subsection 11.13 is revised by deleting the first sentence and replacing it in its entirety with the following:

“Subject to Subsection 11.02, in the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the trust created by the Pooling and Servicing Agreement, where permitted by applicable law or regulation and consistent with Customary Servicing Procedures, and otherwise, in the name of the trustee of the Trust or its nominee.”

(b)          Subsection 11.13 is further revised to add the following paragraphs at the end of the section:

“The REO Property must be sold within three years following the end of the calendar year of the date of acquisition if a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, unless (i) the Owner shall have been supplied with an Opinion of Counsel (at the expense of the Servicing Administrator) to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on “prohibited transactions” of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Owner (at the Servicer’s expense) or the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Owner as to progress being made in selling such REO Property.

Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the related trust or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on “net income from foreclosure property” with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the related trust of any income from non-permitted assets as described in Section 860F(a) (2)(B) of the Code, unless the Servicer has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.”

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20.         Servicer Reports. The Servicer shall provide monthly reports to the Purchaser pursuant to Subsection 11.16 in the formats attached hereto as Exhibits 4 and 5, or in such other format as the Servicer, the Purchaser and the Depositor shall agree in writing. No later than two (2) Business Days following the end of each Principal Prepayment Period, the Servicer shall furnish to the Master Servicer a monthly report in a mutually agreed format containing such information regarding prepayments in full on Mortgage Loans during the applicable Principal Prepayment Period as the Servicer and the Master Servicer shall mutually agree.

21.         Subsection 11.17 is revised to read in its entirety as follows:

“Subsection 11.17         Advances by the Servicer or Servicing Administrator.

No later than two Business Days immediately preceding each related Remittance Date, the Servicer shall either (a) deposit in the Custodial Account from funds provided by the Servicing Administrator pursuant to Subsection 11.25 an amount equal to the aggregate amount of all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date, (b) cause to be made an appropriate entry in the records of the Custodial Account that amounts held for future distribution have been, as permitted by this Subsection 11.17, used by the Servicer in discharge of any such P&I Advance or (c) make P&I Advances in the form of any combination of (a) or (b) aggregating the total amount of advances to be made, subject to Subsection 11.25. Any amounts held for future distribution and so used shall be replaced by the Servicing Administrator by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Owner required to be made on such Remittance Date. The Servicing Administrator’s obligation to make P&I Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of a Mortgage Loan, or through the last related Remittance Date prior to the Remittance Date for the distribution of all other payments or recoveries (including proceeds under any title, hazard or other insurance policy, or condemnation awards) with respect to a Mortgage Loan; provided, however, that such obligation shall cease if the Servicing Administrator, in its good faith judgment, determines that such P&I Advances would not be recoverable pursuant to Subsection 11.05(b). The determination by the Servicing Administrator that a P&I Advance, if made, would be nonrecoverable, shall be evidenced by an Officer’s Certificate of the Servicing Administrator delivered to the Owner, which details the reasons for such determination. Neither the Servicing Administrator nor the Servicer shall have any obligation to advance amounts in respect of shortfalls relating to the Servicemembers Civil Relief Act and similar state and local laws.

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22.         The first sentence of Subsection 11.18 is revised to read in its entirety as follows:

“The Servicer will use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note; provided that, subject to the Owner’s prior approval for the release of liability from the original borrower, the Servicer shall permit such assumption if so required in accordance with the terms of the Mortgage or the Mortgage Note.”

23.         The Flow Servicing Agreement is modified by adding a new Subsection 11.26 which reads in its entirety as follows:

“Subsection 11.26 Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contribution” to a REMIC set forth in Section 860G(d) of the Code unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such actions) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.”

24.         The Flow Servicing Agreement is modified by adding a new subsection 11.27 which reads in its entirety as follows:

“Subsection 11.27 MERS Event.

The Servicer shall prepare and submit an assignment to remove from the MERS System each MERS Mortgage Loan that is subject to a MERS Event within 15 Business Days of the occurrence of such MERS Event. The Servicer shall notify the Master Servicer and Trustee upon the removal of a MERS Mortgage Loan from the MERS System.”

25.         The first sentence of Subsection 12.01(b) is revised to read in its entirety as follows:

The Servicer shall promptly notify the Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, and the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees.

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26.         Subsection 12.04 is revised to read in its entirety as follows:

“Subsection 12.04         Servicer Not to Resign.

The Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that the Servicer’s duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. No such resignation of or assignment by the Servicer shall become effective until a successor has assumed the Servicer’s responsibilities and obligations hereunder in accordance with Subsection 14.02.”

27.         Broker’s Price Opinion. If, in accordance with the Pooling and Servicing Agreement, the Trustee has received notice that any governmental entity intends to acquire a Mortgage Loan through the exercise of its power of eminent domain, and if there is no longer a Controlling Holder, the Servicer, promptly upon the request and at the expense of the Trustee, shall obtain a valuation on the related Mortgaged Property in the form of a broker’s price opinion, and provide the results of such valuation to the Trustee.

28.         Report on Assessment of Compliance and Attestation. The Servicer shall disclose, and shall cause each Subservicer and Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB to disclose, as part of each assessment of compliance with the Servicing Criteria delivered pursuant to Subsection 2.05 of Addendum I of the Flow Servicing Agreement: (i) the extent and scope of any material instance of noncompliance, including any material impacts or effects as a result of a material instance of noncompliance, that have affected payments or expected payments on the certificates issued pursuant to the Pooling and Servicing Agreement; (ii) whether a material instance of noncompliance involved any certificate issued pursuant to the Pooling and Servicing Agreement; and (iii) its plans, if any, or actions already undertaken, for remediating a material instance of noncompliance or the impacts caused by such material instance of noncompliance.

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EXHIBIT 4

FORM OF MONTHLY LOSS REPORT

Exhibit  : Calculation of Realized Loss/Gain Form 332– Instruction Sheet

NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

(a)

(b)          The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.	The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.	The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.	Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.     Complete as applicable. Required documentation:

*	For taxes and insurance advances – see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

*	For escrow advances - complete payment history

(to calculate advances from last positive escrow balance forward)

*	Other expenses - copies of corporate advance history showing all payments

*	REO repairs > $1500 require explanation

*	REO repairs >$3000 require evidence of at least 2 bids.

*	Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

*	Unusual or extraordinary items may require further documentation.

13.          The total of lines 1 through 12.

(c)          Credits:

14-21.         Complete as applicable. Required documentation:

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*	Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

Letter of Proceeds Breakdown.

*	Copy of EOB for any MI or gov't guarantee

*	All other credits need to be clearly defined on the 332 form

22.         The total of lines 14 through 21.

Please Note:         For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

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Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by: __________________                         Date: _______________

Phone: ______________________ Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________

Property Address: _________________________________________________________

Liquidation Type: REO Sale        3rd Party Sale        Short Sale        Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown        Yes        No

 If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:
(1) Actual Unpaid Principal Balance of Mortgage Loan	$ ______________	(1)
(2) Interest accrued at Net Rate	________________	(2)
(3) Accrued Servicing Fees	________________	(3)
(4) Attorney's Fees	________________	(4)
(5) Taxes (see page 2)	________________	(5)
(6) Property Maintenance	________________	(6)
(7) MI/Hazard Insurance Premiums (see page 2)	________________	(7)
(8) Utility Expenses	________________	(8)
(9) Appraisal/BPO	________________	(9)
(10) Property Inspections	________________	(10)
(11) FC Costs/Other Legal Expenses	________________	(11)
(12) Other (itemize)	________________	(12)
Cash for Keys__________________________	________________	(12)
HOA/Condo Fees_______________________	________________	(12)
______________________________________	________________	(12)

Total Expenses	$ _______________	(13)
Credits:
(14) Escrow Balance	$ _______________	(14)
(15) HIP Refund	________________	(15)
(16) Rental Receipts	________________	(16)
(17) Hazard Loss Proceeds	________________	(17)
(18) Primary Mortgage Insurance / Gov’t Insurance	________________	(18a)
HUD Part A

HUD Part B	________________	(18b)
(19) Pool Insurance Proceeds	________________	(19)
(20) Proceeds from Sale of Acquired Property	________________	(20)
(21) Other (itemize)	________________	(21)
_________________________________________	________________	(21)

Total Credits	$________________	(22)
Total Realized Loss (or Amount of Gain)	$________________	(23)

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Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

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EXHIBIT 5

FORM OF DELINQUENCY REPORTING

Exhibit : Standard File Layout – Delinquency Reporting

*The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer

Column/Header Name	Description	Decimal	Format Comment

SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR

LOAN_NBR	A unique identifier assigned to each loan by the originator.

CLIENT_NBR	Servicer Client Number

SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.

BORROWER_FIRST_NAME	First Name of the Borrower.

BORROWER_LAST_NAME	Last name of the borrower.

PROP_ADDRESS	Street Name and Number of Property

PROP_STATE	The state where the property located.

PROP_ZIP	Zip code where the property is located.

BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY

LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)

BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY

BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.

BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.

POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY

BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY

LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY

LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;

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Column/Header Name	Description	Decimal	Format Comment

LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY

LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY

FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY

ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY

FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY

FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY

FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY

FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)

EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY

EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY

LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)

LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY

OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)

OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY

REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY

REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY

OCCUPANT_CODE	Classification of how the property is occupied.

PROP_CONDITION_CODE	A code that indicates the condition of the property.

PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY

APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY

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Column/Header Name	Description	Decimal	Format Comment

CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2

REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2

If applicable:

DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan

DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.

MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY

MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)

MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY

MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)

POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY

POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)

POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY

POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)

FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY

FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)

FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY

FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)

FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY

FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)

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Column/Header Name	Description	Decimal	Format Comment

FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY

FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)

VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY

VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY

VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY

FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)

FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA

REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)

BPO_DATE	The date the BPO was done.

CURRENT_FICO	The current FICO score

HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY

HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)

HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY

HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)

ACTION_CODE	Indicates loan status		Number

NOD_DATE			MM/DD/YYYY

NOI_DATE			MM/DD/YYYY

ACTUAL_PAYMENT_PLAN_START_DATE			MM/DD/YYYY

ACTUAL_PAYMENT_ PLAN_END_DATE

ACTUAL_REO_START_DATE			MM/DD/YYYY

REO_SALES_PRICE			Number

REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number

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Exhibit 2: Standard File Codes – Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-	Approved Assumption
•	BAP-	Borrower Assistance Program
•	CO-	Charge Off
•	DIL-	Deed-in-Lieu
•	FFA-	Formal Forbearance Agreement
•	MOD-	Loan Modification
•	PRE-	Pre-Sale
•	SS-	Short Sale
•	MISC-	Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor
•	Tenant
•	Unknown
•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged
•	Excellent
•	Fair
•	Gone
•	Good
•	Poor
•	Special Hazard
•	Unknown

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Exhibit 2: Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

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Exhibit 2: Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

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